UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported): July 20, 2022

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, CVR Energy, Inc. (the “Company”) and certain of its affiliates (the “Call Defendants”) are parties to consolidated lawsuits (collectively, the “Call Option Lawsuits”) pending before the Delaware Court of Chancery (the “Chancery Court”), primarily alleging breach of contract, tortious interference and breach of the implied covenant of good faith and fair dealing and seeking monetary damages and attorneys’ fees, among other remedies, filed by purported former unitholders of CVR Refining, LP (“CVR Refining”) on behalf of themselves and an alleged class of similarly situated unitholders relating to the Company’s exercise of the call option under the CVR Refining Amended and Restated Agreement of Limited Partnership assigned to it by CVR Refining’s general partner.

On July 20, 2022, the Company and the Call Defendants entered into a confidential, binding term sheet pursuant to which the Company, the Call Defendants and plaintiffs are expected to execute a final agreement to settle the Call Option Lawsuits for $78.5 million, subject to approval by the Chancery Court and other conditions contained therein. In connection with the execution of the term sheet, the Company expects to accrue a charge of $78.5 million in the quarter ended June 30, 2022. If finalized, settlement of the Call Option Lawsuits is not currently expected to have any further impact on the Company’s financial position or results of operations.

As previously disclosed, lawsuits relating to insurance coverage for the Call Option Lawsuits remain pending in each of the 434th Judicial District Court of Fort Bend County, Texas and the Superior Court of the State of Delaware, and pre-trial proceedings are in process. The Company intends to vigorously pursue recovery of the $78.5 million it expects to pay in settlement of the Call Option Lawsuits and other damages allowed by law from its primary and excess insurers in the event the Chancery Court approves the settlement.

Cautionary Statement Regarding Forward-Looking Statements

This report contains certain forward-looking statements, including the Company’s projections as to the amount and timing of the charge relating to the proposed settlement. Forward-looking information is based on management’s estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond the Company’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to executing a final agreement to settle, obtaining court approval of the proposed settlement, whether the proposed settlement is appealed, the outcome of the related insurance lawsuits or the amount of insurance recoveries, if any.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being “furnished” as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2022

CVR Energy, Inc.

By:	/s/ Dane J. Neumann
Dane J. Neumann
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary